CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement of Franklin Investors Securities Trust on Form N-1A (File No. 33-11444) of our reports dated December 9, 1998, on our audits of the financial statements and financial highlights of Franklin Investors Securities Trust, and Adjustable Rate Securities Portfolios for the year ended October 31, 1998.


                                 /s/PricewaterhouseCoopers LLP
                                    PricewaterhouseCoopers LLP

San Francisco, California
December 23, 1998